CORNELL
CAPITAL PARTNERS

101 Hudson Street
Suite 3700
Jersey City, NJ 07302

November 18, 2005

Corporate Strategies, Inc.
109 North Post Oak Lane, Suite 422
Houston, TX 77024

Attention: Timothy J. Connolly, CEO

Re: *Modification of Convertible Debentures*

This letter shall confirm that Section 1.01(a) of each Convertible Debenture issued by Corporate Strategies, Inc. (the "Company") to Cornell Capital Partners, LP ("Cornell") dated (i) May 6, 2004, (ii) September 28, 2004, (iii) April 6, 2005 and (iv) June 24, 2004 (which was initially issued by the Company to iVoice, Inc. which was subsequently assigned to Cornell) (all of the above convertible debentures shall collectively be referred to as the "Convertible Debentures"), shall be modified such that the maturity date shall be extended to the third (3rd) anniversary from the date each Convertible Debenture was originally issued.

In addition, Section 4.03 of each Convertible Debenture shall modified as follows:

"Section 4.03. **Termination of Conversion Rights.** The Holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on the date that is the third (3rd) year anniversary from the date of original issuance and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder."

All other terms and provisions of the Convertible Debentures shall remain in full force and effect.

[SIGNATURE PAGES TO FOLLOW]

CORNELL CAPITAL PARTNERS, LP

By: ______________________
Name: David Gonzalez
Title: Managing Partner

Agreed and acknowledged on this 18 day of November, 2005.

CORPORATE STRATEGIES, INC.

By: ______________________
Name: Timothy J. Connolly
Title: CEO